Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2022 Profit

Generated double-digit operating margin in December quarter with EPS ahead of guidance

Expect March quarter revenue to accelerate further relative to 2019

Reiterating outlook for significant earnings and cash flow growth in 2023, including EPS of $5 - $6 and free cash flow of more than $2 billion

ATLANTA, Jan. 13, 2023 – Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter and full year 2022 and provided its outlook for the March quarter 2023. Highlights of the December quarter and full year 2022 results, including both GAAP and adjusted metrics, are on page five and are incorporated here.

"Delta people rose to the challenges of 2022, delivering industry-leading operational reliability and financial performance, and I'm looking forward to recognizing their achievements with over $500 million in profit sharing payments next month," said Ed Bastian, Delta's chief executive officer. "As we move into 2023, the industry backdrop for air travel remains favorable and Delta is well positioned to deliver significant earnings and free cash flow growth. We expect to grow 2023 revenue by 15 to 20 percent and improve unit costs year-over-year, supporting a full-year outlook for earnings of $5 to $6 per share and keeping us on track to achieve more than $7 of earnings per share in 2024."

December Quarter 2022 GAAP Financial Results

•	Operating revenue of $13.4 billion
•	Operating income of $1.5 billion with an operating margin of 10.9 percent
•	Pre-tax income of $1.1 billion with a pre-tax margin of 8.3 percent
•	Earnings per share of $1.29
•	Operating cash flow of $1.2 billion
•	Payments on debt and finance lease obligations of $285 million

December Quarter 2022 Adjusted Financial Results

•	Operating revenue of $12.3 billion, 8 percent higher than the December quarter 2019
•	Operating income of $1.4 billion with an operating margin of 11.6 percent
•	Pre-tax income of $1.2 billion with a pre-tax margin of 10.1 percent
•	Earnings per share of $1.48
•	Operating cash flow of $1.2 billion

1

Full Year 2022 GAAP Financial Results

•	Operating revenue of $50.6 billion
•	Operating income of $3.7 billion with an operating margin of 7.2 percent
•	Pre-tax income of $1.9 billion with a pre-tax margin of 3.8 percent
•	Earnings per share of $2.06
•	Operating cash flow of $6.4 billion
•	Payments on debt and finance lease obligations of $4.5 billion
•	Total debt and finance lease obligations of $23.0 billion at year end

Full Year 2022 Adjusted Financial Results

•	Operating revenue of $45.6 billion, 2 percent lower than the full year 2019
•	Operating income of $3.6 billion with an operating margin of 7.8 percent
•	Pre-tax income of $2.7 billion with a pre-tax margin of 5.9 percent
•	Earnings per share of $3.20
•	Operating cash flow of $6.2 billion
•	Free cash flow of $244 million
•	$9.4 billion in liquidity* and adjusted net debt of $22.3 billion at year end

*Includes cash and cash equivalents, short-term investments and undrawn revolving credit facilities

March Quarter and Full Year Outlook1

	1Q23 Forecast	FY 2023 Forecast
Total Revenue	+14% - 17% vs. 2019	+15% - 20% YoY
Operating Margin	4% - 6%	10% - 12%
Earnings Per Share	$0.15 - $0.40	$5 - $6

1 Non-GAAP measures; Refer to Non-GAAP reconciliations for comparison figures

Additional metrics for financial modeling can be found in the Supplemental Information section under Quarterly Results on ir.delta.com.

Revenue Environment and Outlook

“Industry-leading operations and the best-in-class service our people provided drove strong customer satisfaction scores and increasing brand preference in 2022,” said Glen Hauenstein, Delta's president. “For the year we delivered $45.6 billion in adjusted revenue, a $19 billion increase over the prior year, with record unit revenue performance expected to sustain a revenue premium to the industry of more than 110 percent. Momentum continues in 2023 with strong demand trends, and we expect March quarter adjusted revenue to be 14 to 17 percent higher than 2019 on capacity that is 1 percent lower.”

•	Consumer demand remains robust: Strong demand through the quarter drove Domestic total passenger revenue 7 percent higher versus December quarter 2019, with International passenger revenue up 5 percent.
•	Business bookings steady: Domestic Corporate sales* in the December quarter were 80 percent recovered to 2019 levels. Recent corporate survey results indicate that 96 percent of companies expect their travel will stay the same or increase sequentially in the March quarter.
•	Premium product revenue momentum continues: Premium revenue was up 13 percent in the December quarter versus 2019, 8 points higher than main cabin revenue growth.

*Corporate sales include tickets sold to corporate contracted customers, including tickets for travel during and beyond the referenced time period

2

•	American Express remuneration exceeds target: Remuneration for the December quarter was $1.5 billion, approximately 40 percent higher than the December quarter 2019 and was approximately $5.5 billion for the full year 2022, exceeding our initial target of $5 billion. Co-brand card spend was up 45 percent compared to the December quarter 2019 with co-brand card acquisitions exceeding 2019 levels.

Cost Performance and Outlook

“With a step up in capacity restoration, we reported sequential improvement in December quarter unit cost performance. In 2023, we are confident in completing our network rebuild and delivering the benefits of scale and efficiency as we move through the year, resulting in a 2 to 4 percent decline in non-fuel unit costs year-over-year, including all expected labor cost increases,” said Dan Janki, Delta’s chief financial officer.

“For the March quarter, we expect non-fuel unit costs to increase 3 to 4 percent year-over-year, including a full quarter impact from labor cost increases and finalizing the rebuild of our network for the peak summer period. Our outlooks for the March quarter and full year are consistent with our cost framework provided to investors on December 14, updated for all expected labor cost increases,” Janki said.

December Quarter 2022 Cost Performance

•	December quarter operating expense of $12.0 billion and total adjusted operating expense of $10.9 billion
•	December quarter adjusted non-fuel costs of $7.8 billion
•	December quarter non-fuel CASM was 13 percent higher than the December quarter 2019 on 9 percent less capacity, including a 1 point impact from severe winter weather
•	Adjusted fuel expense of $2.8 billion was up 40 percent compared to the December quarter 2019
•	Adjusted fuel price of $3.20 per gallon includes a refinery benefit of 30¢ per gallon
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.6, a 4.1 percent improvement versus 2019

Full Year 2022 Cost Performance

•	Full year 2022 operating expense of $46.9 billion and total adjusted operating expense of $42.0 billion
•	Full year 2022 adjusted non-fuel costs of $30.0 billion
•	Full year non-fuel CASM was 18 percent higher than the full year 2019 on 15 percent less capacity
•	Adjusted fuel expense of $11.5 billion was up 35 percent compared to 2019
•	Adjusted fuel price of $3.36 per gallon includes a refinery benefit of 23¢ per gallon
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.6, a 4.2 percent improvement versus 2019

Balance Sheet, Cash and Liquidity

"We made significant progress restoring our financial foundation in 2022 with positive free cash flow generation and three quarters of double-digit margins. This enabled us to pay down over $4.5 billion of gross debt during the year, strengthening our balance sheet," Janki said. "We expect to deliver free cash flow of more than $2 billion in 2023 and further reduce debt on our path to reach investment grade metrics in 2024."

•	Adjusted net debt of $22.3 billion at quarter end; weighted average interest rate of 4.7 percent with 83 percent fixed rate debt and 17 percent variable rate debt
•	Payments on debt and finance lease obligations of $285 million in the December quarter, bringing year-to-date total to $4.5 billion
•	Operating cash flow in the December quarter of $1.2 billion and gross capital expenditures of $2.1 billion
•	Full year operating cash flow of $6.2 billion and gross capital expenditures of $6.0 billion, resulting in $244 million free cash flow
•	Air Traffic Liability ended the year at $8.3 billion, up $1.9 billion compared to the end of 2021
•	Liquidity of $9.4 billion at year-end, including $2.9 billion in undrawn revolver capacity

3

December Quarter and 2022 Highlights

Operational Reliability

•	Earned the Cirium Platinum Award for global operational excellence as North America's most on-time airline, reflecting the exemplary work of the Delta people to achieve on-time performance while limiting the impact of disruption to our customers
•	Operated the most on-time airline during the quarter, leading our competitors in October, November and December* despite the most impactful weather event of 2022 over the Christmas holiday
•	For the full year, Delta’s network system ranked first among our competitors in Completion Factor, A0, A14 and D0**

Culture and People

•	Delta people earned $563 million in profit sharing and $61 million in Shared Rewards for the year, recognizing the outstanding performance of Delta's 90,000 employees
•	Ranked 6th overall and the top airline recognized on Forbes’ annual list of the “World’s Best Employers”
•	Launched fundraising campaign to ensure the long-term health of Delta's employee assistance fund, the Delta Care Fund, with a goal of raising $30 million
•	Expanded recruitment strategy giving active-duty military pilots conditional job offers up to two years before retirement
•	Announced employee healthcare premiums for 2023 will not increase for the fifth consecutive year
•	Helped build Habitat for Humanity homes, bringing the total built or rehabbed by Delta volunteers to 279

Customer Experience and Loyalty

•	Announced at CES fast, free, unlimited Wi-Fi on most domestic mainline flights starting February 1, 2023 for all customers through a free SkyMiles account
•	Introduced Delta Sync, to create personalized experiences and further elevate the consumer experience across the travel journey, including partnerships with leading brands
•	2022 NPS score higher than 2019, representing growing brand affinity and leading operational reliability
•	Added a record 8.5 million new SkyMiles Members in 2022 and a record 1.2 million new Delta American Express cardholders
•	Took delivery of 69 aircraft in 2022, including new A321neo, A220-300, A330-900, A350-900 aircraft and gently used Boeing 737-900ER aircraft
•	Named No. 1 in the Business Travel News Airline Survey for the 12th consecutive year and No. 1 U.S. airline by Conde Nast Traveler readers
•	Received top honors from The Points Guy's Readers' Choice Awards for the Best U.S. Airline Loyalty Program, Best Airport Lounge Network and Best Airline Co-Branded Credit Card with the SkyMiles® Platinum American Express
•	Awarded Delta SkyMiles as Americas’ top loyalty program by the Frequent Traveler People’s Awards in four of its five award categories
•	Opened the latest phase of the Delta Sky Way in Los Angeles and a new Delta Sky Club at Chicago O’Hare

Environmental, Social and Governance

•	Improved fuel efficiency by 4.2 percent in 2022 versus 2019 through fleet renewal and other initiatives
•	Saved more than 10 million gallons of fuel in 2022 as a result of Delta's Carbon Council initiatives including fleet modifications, enhanced landing procedures and optimizations to flight routing and speed
•	Partnering with Aero Design Labs to test novel drag-reduction technology to further decrease emissions
•	Honored with the Green Partner in Travel Award from the American Society of Travel Advisors
•	Awarded the North American Environmental Sustainability Airline / Airline Group of the Year award from the Centre for Aviation
•	Engaged more than 70 percent of our officer group in racial equity training

* Based on FlightStats preliminary data for Delta flights system wide and for Delta's competitive set (AA, UA, B6, AS, WN, and DL), from

October 1 - December 31, 2022. On-time is defined as A0.

** Based on US DOT ATCR for January - September, and FlightStats preliminary data for Delta flights system wide and for Delta's competitive set (AA, UA, B6, AS, WN, and DL), from October 1 - December 31, 2022.

4

December Quarter Results

December quarter results have been adjusted primarily for the third-party refinery sales, unrealized losses on investments and loss on extinguishment of debt and as described in the reconciliations in Note A.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q22	4Q19	4Q22	4Q19	FY22	FY19	FY22	FY19
Operating income	1,470	1,399	1,422	1,423	3,661	6,618	3,566	6,636
Operating margin	10.9%	12.2%	11.6%	12.5%	7.2%	14.1%	7.8%	14.2%
Pre-tax income	1,120	1,397	1,242	1,417	1,914	6,198	2,703	6,214
Pre-tax margin	8.3%	12.2%	10.1%	12.4%	3.8%	13.2%	5.9%	13.3%
Net income	828	1,099	950	1,098	1,318	4,767	2,053	4,776
Diluted earnings per share	1.29	1.71	1.48	1.70	2.06	7.30	3.20	7.32
Operating revenue	13,435	11,439	12,292	11,384	50,582	47,007	45,605	46,718
Total revenue per available seat mile (TRASM) (cents)	22.58	17.47	20.66	17.39	21.69	17.07	19.55	16.97
Operating expense	11,965	10,040	10,871	9,961	46,921	40,389	42,039	40,082
Non-fuel cost			7,821	7,590			30,024	29,962
Cost per available seat mile (CASM) (cents)	20.11	15.34	13.14	11.59	20.12	14.67	12.87	10.88
Fuel expense	2,849	2,012	2,778	1,983	11,482	8,519	11,453	8,477
Average fuel price per gallon	3.28	2.01	3.20	1.99	3.36	2.02	3.36	2.01
Operating cash flow	1,189	969	1,211	837	6,364	8,425	6,210	8,476
Capital expenditures	2,200	1,072	2,113	954	6,366	4,936	6,008	5,306
Total debt and finance lease obligations	23,030	11,160			23,030	11,160
Adjusted net debt			22,303	10,489			22,303	10,489

5

About Delta Air Lines Through the warmth and service of the Delta Air Lines (NYSE: DAL) people and the power of innovation, Delta never stops looking for ways to make every trip feel personalized. More than 90,000 Delta people lead the way in delivering a world-class customer experience on over 4,000 daily flights to more than 275 destinations on six continents, connecting people to places and each other.

Delta is committed to serving as many as 200 million customers annually, with industry-leading customer service, safety, innovation and reliability – recognized as North America’s most on-time airline. We’re dedicated to ensuring that the future of travel is connected, personalized and enjoyable. Our people’s genuine and enduring motivation is to make every customer feel welcomed and respected across every point of their journey with us.

Headquartered in Atlanta, Delta operates significant hubs and key markets in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-JFK and LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle, Seoul-Incheon and Tokyo.

As the leading global airline, Delta's mission to connect the world creates opportunities, fosters understanding and expands horizons by connecting people and communities to each other and their potential.

Powered by innovative and strategic partnerships with Aeromexico, Air France-KLM, China Eastern, Korean Air, LATAM, Virgin Atlantic and WestJet, Delta brings more choice and competition to customers worldwide.

Delta is America's most-awarded airline thanks to the dedication, passion and professionalism of its people, recognized by Fortune, the Wall Street Journal, and Business Travel News, among many others.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic has had on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely and of the data stored within them, as well as compliance with ever-evolving global privacy and security regulatory obligations; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe Energy, LLC (“Monroe”), a wholly-owned subsidiary of Delta; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Reports on Forms 10-Q for the quarterly period ended September 30, 2022. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this press release, and which we undertake no obligation to update except to the extent required by law.

6

DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions, except per share data)	2022	2019	$ Change	% Change	2022	2019	$ Change	% Change
Operating Revenue:
Passenger	$10,889	$10,245	$644	6%	$40,218	$42,277	$(2,059)	(5)%
Cargo	248	187	61	33%	1,050	753	297	39%
Other	2,298	1,007	1,291	NM	9,314	3,977	5,337	NM
Total operating revenue	13,435	11,439	1,996	17%	50,582	47,007	3,575	8%

Operating Expense:
Salaries and related costs	3,071	3,046	25	1%	11,902	11,601	301	3%
Aircraft fuel and related taxes	2,849	2,012	837	42%	11,482	8,519	2,963	35%
Ancillary businesses and refinery	1,308	299	1,009	NM	5,756	1,245	4,511	NM
Contracted services	920	742	178	24%	3,345	2,942	403	14%
Landing fees and other rents	570	538	32	6%	2,181	2,176	5	—%
Depreciation and amortization	554	622	(68)	(11)%	2,107	2,581	(474)	(18)%
Regional carrier expense	504	536	(32)	(6)%	2,051	2,158	(107)	(5)%
Aircraft maintenance materials and outside repairs	508	417	91	22%	1,982	1,751	231	13%
Passenger commissions and other selling expenses	507	542	(35)	(6)%	1,891	2,211	(320)	(14)%
Passenger service	403	325	78	24%	1,453	1,312	141	11%
Profit sharing	272	387	(115)	(30)%	563	1,643	(1,080)	(66)%
Aircraft rent	128	105	23	22%	508	423	85	20%
Restructuring charges	(118)	–	(118)	NM	(124)	–	(124)	NM
Other	489	469	20	4%	1,824	1,827	(3)	—%
Total operating expense	11,965	10,040	1,925	19%	46,921	40,389	6,532	16%

Operating Income	1,470	1,399	71	5%	3,661	6,618	(2,957)	(45)%

Non-Operating Expense:
Interest expense, net	(238)	(72)	(166)	NM	(1,029)	(301)	(728)	NM
Impairments and equity method results	(12)	(18)	6	(33)%	(20)	(62)	42	(68)%
Gain/(loss) on investments, net	(170)	136	(306)	NM	(783)	119	(902)	NM
Loss on extinguishment of debt	–	–	–	NM	(100)	–	(100)	NM
Pension and related benefit/(expense)	74	(17)	91	NM	292	(65)	357	NM
Miscellaneous, net	(4)	(31)	27	(87)%	(107)	(111)	4	(4)%
Total non-operating expense, net	(350)	(2)	(348)	NM	(1,747)	(420)	(1,327)	NM

Income Before Income Taxes	1,120	1,397	(277)	(20)%	1,914	6,198	(4,284)	(69)%

Income Tax Provision	(292)	(298)	6	(2)%	(596)	(1,431)	835	(58)%

Net Income	$828	$1,099	$(271)	(25)%	$1,318	$4,767	$(3,449)	(72)%

Basic Earnings Per Share	$1.30	$1.71			$2.07	$7.32
Diluted Earnings Per Share	$1.29	$1.71			$2.06	$7.30

Basic Weighted Average Shares Outstanding	638	642			638	651
Diluted Weighted Average Shares Outstanding	641	644			641	653

7

DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2022	2019	$ Change	% Change	2022	2019	$ Change	% Change
Ticket - Main cabin	$5,398	$5,169	$229	4%	$20,397	$21,751	$(1,354)	(6)%
Ticket - Premium products	4,223	3,753	470	13%	15,230	15,157	73	—%
Loyalty travel awards	825	726	99	14%	2,898	2,900	(2)	—%
Travel-related services	443	597	(154)	(26)%	1,694	2,469	(775)	(31)%
Total passenger revenue	$10,889	$10,245	$644	6%	$40,218	$42,277	$(2,059)	(5)%

DELTA AIR LINES, INC.

Other Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2022	2019	$ Change	% Change	2022	2019	$ Change	% Change
Refinery	$1,142	$2	$1,140	NM	$4,977	$97	$4,880	NM
Loyalty program	720	519	201	39%	2,597	1,962	635	32%
Ancillary businesses	182	305	(123)	(40)%	846	1,200	(354)	(30)%
Miscellaneous	254	181	73	40%	894	718	176	25%
Total other revenue	$2,298	$1,007	$1,291	NM	$9,314	$3,977	$5,337	NM

DELTA AIR LINES, INC.

Total Revenue

(Unaudited)

		Increase (Decrease)
		4Q22 vs 4Q19
Revenue	4Q22($M)	Change	Unit Revenue	Yield	Capacity
Domestic	$8,162	7%	16%	15%	(8)%
Atlantic	1,540	17%	9%	14%	8%
Latin America	805	15%	27%	24%	(9)%
Pacific	382	(35)%	32%	42%	(50)%
Total Passenger	$10,889	6%	17%	18%	(9)%
Cargo Revenue	248	33%
Other Revenue	2,298	NM
Total Revenue	$13,435	17%	29%
Third Party Refinery Sales	(1,142)
Total Revenue, adjusted	$12,292	8%	19%

8

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2022	2019	Change		2022	2019	Change
Revenue passenger miles (millions)	50,476	56,028	(10	) %	195,480	237,680	(18	) %
Available seat miles (millions)	59,506	65,468	(9	) %	233,226	275,379	(15	) %
Passenger mile yield (cents)	21.57	18.29	18%		20.57	17.79	16%
Passenger revenue per available seat mile (cents)	18.30	15.65	17%		17.24	15.35	12%
Total revenue per available seat mile (cents)	22.58	17.47	29%		21.69	17.07	27%
TRASM, adjusted - see Note A (cents)	20.66	17.39	19%		19.55	16.97	15%
Cost per available seat mile (cents)	20.11	15.34	31%		20.12	14.67	37%
CASM-Ex - see Note A (cents)	13.14	11.59	13%		12.87	10.88	18%
Passenger load factor	85%	86%	(1	) pt	84%	86%	(2	) pts
Fuel gallons consumed (millions)	869	999	(13	) %	3,412	4,214	(19	) %
Average price per fuel gallon	$3.28	$2.01	63%		$3.36	$2.02	66%
Average price per fuel gallon, adjusted - see Note A	$3.20	$1.99	61%		$3.36	$2.01	67%

9

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2022	2019
Cash Flows From Operating Activities:
Net income	$828	$1,099
Depreciation and amortization	554	622
Changes in air traffic liability	(837)	(647)
Changes in balance sheet and other, net	644	(105)
Net cash provided by operating activities	1,189	969

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(1,643)	(570)
Ground property and equipment, including technology	(557)	(502)
Purchase of short-term investments	(2,129)	–
Redemption of short-term investments	221	–
Purchase of equity investments	(717)	–
Other, net	89	293
Net cash used in investing activities	(4,736)	(779)

Cash Flows From Financing Activities:
Payments on debt and finance lease obligations	(285)	(516)
Repurchase of common stock	–	(225)
Proceeds from long-term obligations	–	1,557
Cash dividends	–	(259)
Fuel card obligation	–	297
Other, net	(20)	(12)
Net cash (used in)/provided by financing activities	(305)	842

Net (Decrease)/Increase in Cash, Cash Equivalents and Restricted Cash Equivalents	(3,852)	1,032
Cash, cash equivalents and restricted cash equivalents at beginning of period	7,325	2,698
Cash, cash equivalents and restricted cash equivalents at end of period	$3,473	$3,730

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:

Current assets:
Cash and cash equivalents	$3,266	$2,882
Restricted cash included in prepaid expenses and other	138	212
Other assets:
Restricted cash included in other noncurrent assets	69	636
Total cash, cash equivalents and restricted cash equivalents	$3,473	$3,730

10

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$3,266	$7,933
Short-term investments	3,268	3,386
Accounts receivable, net	3,176	2,404
Fuel inventory, expendable parts and supplies inventories, net	1,424	1,098
Prepaid expenses and other	1,877	1,119
Total current assets	13,011	15,940

Property and Equipment, Net:
Property and equipment, net	33,109	28,749

Other Assets:
Operating lease right-of-use assets	7,036	7,237
Goodwill	9,753	9,753
Identifiable intangibles, net	5,992	6,001
Equity investments	2,128	1,712
Deferred income taxes, net	339	1,294
Other noncurrent assets	907	1,773
Total other assets	26,155	27,770
Total assets	$72,275	$72,459

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of debt and finance leases	$2,359	$1,782
Current maturities of operating leases	714	703
Air traffic liability	8,160	6,228
Accounts payable	5,106	4,240
Accrued salaries and related benefits	3,288	2,457
Loyalty program deferred revenue	3,434	2,710
Fuel card obligation	1,100	1,100
Other accrued liabilities	1,780	1,746
Total current liabilities	25,941	20,966

Noncurrent Liabilities:
Debt and finance leases	20,671	25,138
Noncurrent air traffic liability	100	130
Pension, postretirement and related benefits	3,843	6,035
Loyalty program deferred revenue	4,448	4,849
Noncurrent operating leases	6,866	7,056
Other noncurrent liabilities	3,950	4,398
Total noncurrent liabilities	39,878	47,606

Commitments and Contingencies

Stockholders' Equity:	6,456	3,887
Total liabilities and stockholders' equity	$72,275	$72,459

11

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is not able to reconcile forward looking non-GAAP financial measures without unreasonable effort because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Adjustments. These reconciliations include certain adjustments to GAAP measures, that are directly related to the impact of COVID-19 and our response. These adjustments are made to provide comparability between the reported periods, if applicable, as indicated below:

Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. In the December quarter 2022 and year ended December 2022, we recognized $118 million and $124 million, respectively, of net adjustments to certain of those restructuring charges, representing changes in our estimates.

Loss on extinguishment of debt. This adjustment relates to early termination of a portion of our debt.

We also regularly adjust certain GAAP measures for the following items, if applicable, for the reasons indicated below:

Third-party refinery sales. Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period, and therefore we remove this impact to allow investors to better understand and analyze our core performance. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

MTM adjustments on investments. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in companies without publicly-traded shares. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Equity investment MTM adjustments. We adjust for our proportionate share of our equity method investee, Virgin Atlantic’s, hedge portfolio MTM adjustments (recorded in non-operating expense) to allow investors to understand and analyze our core operational performance in the periods shown.

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

12

Operating Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted

	Three Months Ended			4Q22 vs 4Q19
(in millions)	December 31, 2022	December 31, 2019	March 31, 2019	% Change
Operating revenue	$13,435	$11,439	$10,472
Adjusted for:
Third-party refinery sales	(1,142)	(2)	(48)
Delta Private Jets adjustment	–	(53)	(43)
Operating revenue, adjusted	$12,292	$11,384	$10,381	8%

	Year Ended			FY22 vs FY19
(in millions)	December 31, 2022	December 31, 2021	December 31, 2019	% Change
Operating revenue	$50,582	$29,899	$47,007
Adjusted for:
Third-party refinery sales	(4,977)	(3,229)	(97)
Delta Private Jets adjustment	–	–	(192)
Operating revenue, adjusted	$45,605	$26,670	$46,718	(2)%

	Three Months Ended		4Q22 vs 4Q19
	December 31, 2022	December 31, 2019	% Change
TRASM (cents)	22.58	17.47
Adjusted for:
Third-party refinery sales	(1.92)	–
Delta Private Jets adjustment	–	(0.08)
TRASM, adjusted	20.66	17.39	19%

	Year Ended		FY22 vs FY19
	December 31, 2022	December 31, 2019	% Change
TRASM (cents)	21.69	17.07
Adjusted for:
Third-party refinery sales	(2.13)	(0.04)
Delta Private Jets adjustment	–	(0.07)
TRASM, adjusted	19.55	16.97	15%

13

Operating Income, adjusted

	Three Months Ended
(in millions)	December 31, 2022	December 31, 2019
Operating Income	$1,470	$1,399
Adjusted for:
Restructuring charges	(118)	–
MTM adjustments and settlements on hedges	70	22
Delta Private Jets adjustment	–	2
Operating Income, adjusted	$1,422	$1,423

	Year Ended
(in millions)	December 31, 2022	December 31, 2019
Operating Income	$3,661	$6,618
Adjusted for:
Restructuring charges	(124)	–
MTM adjustments and settlements on hedges	29	14
Delta Private Jets adjustment	–	3
Operating Income, adjusted	$3,566	$6,636

Operating Margin, adjusted

	Three Months Ended
	December 31, 2022	December 31, 2019
Operating margin	10.9%	12.2%
Adjusted for:
Restructuring charges	(0.9)	–
MTM adjustments and settlements on hedges	0.5	0.2
Third-party refinery sales	1.0	0.1
Operating margin, adjusted	11.6%	12.5%

	Year Ended
	December 31, 2022	December 31, 2019
Operating margin	7.2%	14.1%
Adjusted for:
Restructuring charges	(0.2)	–
MTM adjustments and settlements on hedges	0.1	–
Third-party refinery sales	0.8	0.1
Operating margin, adjusted	7.8%	14.2%

14

Pre-Tax Income, Net Income, and Diluted Earnings per Share, adjusted

	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2022
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,120	$(292)	$828	$1.29
Adjusted for:
Restructuring charges	(118)
MTM adjustments and settlements on hedges	70
MTM adjustments on investments	170
Non-GAAP	$1,242	$(292)	$950	$1.48

	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2019
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,397	$(298)	$1,099	$1.71
Adjusted for:
MTM adjustments and settlements on hedges	22
Equity investment MTM adjustments	(1)
MTM adjustments on investments	(3)
Delta Private Jets adjustment	2
Non-GAAP	$1,417	$(319)	$1,098	$1.70

	Year Ended			Year Ended
	December 31, 2022			December 31, 2022
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,914	$(596)	$1,318	$2.06
Adjusted for:
Restructuring charges	(124)
MTM adjustments and settlements on hedges	29
Loss on extinguishment of debt	100
MTM adjustments on investments	784
Non-GAAP	$2,703	$(650)	$2,053	$3.20

	Year Ended			Year Ended
	December 31, 2019			December 31, 2019
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$6,198	$(1,431)	$4,767	$7.30
Adjusted for:
MTM adjustments and settlements on hedges	14
Equity investment MTM adjustments	(14)
MTM adjustments on investments	13
Delta Private Jets adjustment	3
Non-GAAP	$6,214	$(1,438)	$4,776	$7.32

15

Pre-Tax Margin, adjusted

	Three Months Ended
	December 31, 2022	December 31, 2019
Pre-tax margin	8.3%	12.2%
Adjusted for:
Restructuring charges	(0.9)	–
MTM adjustments and settlements on hedges	0.5	0.2
MTM adjustments on investments	1.3	–
Third-party refinery sales	0.9	0.1
Pre-tax margin, adjusted	10.1%	12.4%

	Year Ended
	December 31, 2022	December 31, 2019
Pre-tax margin	3.8%	13.2%
Adjusted for:
Restructuring charges	(0.2)	–
Loss on extinguishment of debt	0.2	–
MTM adjustments and settlements on hedges	0.1	–
MTM adjustments on investments	1.5	–
Third-party refinery sales	0.6	0.1
Pre-tax margin, adjusted	5.9%	13.3%

Operating Cash Flow, adjusted. We present operating cash flow, adjusted because management believes adjusting for the following item provides a more meaningful measure for investors:

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's operating cash flow that are core to our operations in the periods shown.

	Three Months Ended
(in millions)	December 31, 2022	December 31, 2019
Net cash provided by operating activities	$1,189	$969
Adjustments:
Net cash flows related to certain airport construction projects and other	22	(133)
Net cash provided by operating activities, adjusted	$1,211	$837

	Year Ended
(in millions)	December 31, 2022	December 31, 2019
Net cash provided by operating activities	$6,364	$8,425
Adjustments:
Net cash flows related to certain airport construction projects and other	(154)	52
Net cash provided by operating activities, adjusted	$6,210	$8,476

16

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flow is also used internally as a component of our 2022 incentive compensation program. Free cash flow is defined as net cash from operating activities and net cash from investing activities, adjusted for (i) net redemptions of short-term investments, (ii) strategic investments and related, (iii) net cash flows related to certain airport construction projects and other and (iv) financed aircraft acquisitions. These adjustments are made for the following reasons:

Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Strategic investments and related. Cash flows related to our investments in and related transactions with other airlines are included in our GAAP investing activities. We adjust for this activity because it provides a more meaningful comparison to our airline industry peers.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operations in the periods shown.

Financed aircraft acquisitions. This adjustment reflects aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

Year Ended
(in millions)	December 31, 2022
Net cash provided by operating activities	$6,364
Net cash used in investing activities	(6,924)
Adjusted for:
Net redemptions of short-term investments	(100)
Strategic investments and related	701
Net cash flows related to certain airport construction projects and other	409
Financed aircraft acquisitions	(206)
Free cash flow	$244

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, and LGA restricted cash, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in millions)	December 31, 2022	December 31, 2019
Debt and finance lease obligations	$23,030	$11,160
Plus: sale-leaseback financing liabilities	2,180	–
Plus: unamortized discount/(premium) and debt issue cost, net and other	138	(115)
Adjusted debt and finance lease obligations	$25,349	$11,044
Plus: 7x last twelve months' aircraft rent	3,558	2,963
Adjusted total debt	$28,906	$14,007
Less: cash, cash equivalents and short-term investments	(6,534)	(2,882)
Less: LGA restricted cash	(69)	(636)
Adjusted net debt	$22,303	$10,489

17

Adjusted Non-Fuel Cost and Non-Fuel Unit Cost or Cost per Available Seat Mile, (“CASM-Ex”)

	Three Months Ended		4Q22 vs 4Q19
(in millions)	December 31, 2022	December 31, 2019	% Change
Operating Expense	$11,965	$10,040
Adjusted for:
Restructuring charges	118	–
Aircraft fuel and related taxes	(2,849)	(2,012)
Third-party refinery sales	(1,142)	(2)
Profit sharing	(272)	(387)
Delta Private Jets adjustment	–	(49)
Non-Fuel Cost	$7,821	$7,590	3%

	Year Ended		FY22 vs FY19
(in millions)	December 31, 2022	December 31, 2019	% Change
Operating Expense	$46,921	$40,389
Adjusted for:
Restructuring charges	124	–
Aircraft fuel and related taxes	(11,482)	(8,519)
Third-party refinery sales	(4,977)	(97)
Profit sharing	(563)	(1,643)
Delta Private Jets adjustment	–	(168)
Non-Fuel Cost	$30,024	$29,962	–%

	Three Months Ended				4Q22 vs 4Q19
	December 31, 2022	September 30, 2022	December 31, 2019	September 30, 2019	% Change
CASM (cents)	20.11	19.87	15.34	13.85
Adjusted for:
Restructuring charges	0.20	–	–	–
Aircraft fuel and related taxes	(4.78)	(5.26)	(3.08)	(2.96)
Third-party refinery sales	(1.92)	(1.80)	–	(0.01)
Profit sharing	(0.46)	(0.38)	(0.59)	(0.68)
Delta Private Jets adjustment	–	–	(0.07)	(0.05)
CASM-Ex	13.14	12.43	11.59	10.15	13%

	Year Ended		FY22 vs FY19
	December 31, 2022	December 31, 2019	% Change
CASM (cents)	20.12	14.67
Adjusted for:
Restructuring charges	0.05	–
Aircraft fuel and related taxes	(4.92)	(3.10)
Third-party refinery sales	(2.13)	(0.04)
Profit sharing	(0.24)	(0.60)
Delta Private Jets adjustment	–	(0.06)
CASM-Ex	12.87	10.88	18%

18

Operating Expense, adjusted

	Three Months Ended
(in millions)	December 31, 2022	December 31, 2019
Operating expense	$11,965	$10,040
Adjusted for:
Restructuring charges	118	–
MTM adjustments and settlements on hedges	(70)	(22)
Third-party refinery sales	(1,142)	(2)
Delta Private Jets adjustment	–	(55)
Operating expense, adjusted	$10,871	$9,961

	Year Ended
(in millions)	December 31, 2022	December 31, 2019
Operating expense	$46,921	$40,389
Adjusted for:
Restructuring charges	124	–
MTM adjustments and settlements on hedges	(29)	(14)
Third-party refinery sales	(4,977)	(97)
Delta Private Jets adjustment	–	(196)
Operating expense, adjusted	$42,039	$40,082

Total fuel expense, adjusted and Average fuel price per gallon, adjusted

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
(in millions, except per gallon data)	2022	2019	2022	2019
Total fuel expense	$2,849	$2,012	$3.28	$2.01
Adjusted for:
MTM adjustments and settlements on hedges	(70)	(22)	(0.08)	(0.02)
Delta Private Jets adjustment	–	(6)	–	(0.01)
Total fuel expense, adjusted	$2,778	$1,983	$3.20	$1.99

			Average Price Per Gallon
	Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions, except per gallon data)	2022	2019	2022	2019
Total fuel expense	$11,482	$8,519	$3.36	$2.02
Adjusted for:
MTM adjustments and settlements on hedges	(29)	(14)	(0.01)	–
Delta Private Jets adjustment	–	(28)	–	(0.01)
Total fuel expense, adjusted	$11,453	$8,477	$3.36	$2.01

19

Gross Capital Expenditures. We adjust capital expenditures for the following items to determine gross capital expenditures for the reasons described below:

Financed aircraft acquisitions. This adjusts capital expenditures to reflect aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

Net cash flows related to certain airport construction projects. Cash flows related to certain airport construction projects are included in capital expenditures. We have adjusted for these items because management believes investors should be informed that a portion of these capital expenditures from airport construction projects are either funded with restricted cash specific to these projects or reimbursed by a third party.

	Three Months Ended
(in millions)	December 31, 2022	December 31, 2019
Flight equipment, including advance payments	$1,643	$570
Ground property and equipment, including technology	557	502
Adjusted for:
Net cash flows related to certain airport construction projects	(87)	(118)
Gross capital expenditures	$2,113	$954

	Year Ended
(in millions)	December 31, 2022	December 31, 2019
Flight equipment, including advance payments	$4,495	$3,344
Ground property and equipment, including technology	1,871	1,592
Adjusted for:
Financed aircraft acquisitions	206	818
Net cash flows related to certain airport construction projects	(564)	(448)
Gross capital expenditures	$6,008	$5,306

20